Exhibit 10.09

SECOND AMENDMENT TO LEASE
(1400 N. McDowell Blvd.)

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) dated January 13, 2014, is entered into between SEQUOIA CENTER LLC, a California limited liability company (“Landlord”) and ENPHASE ENERGY, INC., a Delaware corporation (“Tenant”).
THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:
A.Landlord and Tenant previously entered into that certain Redwood Business Park NNN Lease dated as of June 3, 2011 and that certain First Amendment to Lease dated as of June 12, 2012 (collectively, the “Lease”) pursuant to which Tenant leases from Landlord 24,000 rentable square feet of space in the building commonly known as 1400 N. McDowell Boulevard, Petaluma, California. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Lease in connection therewith.
B.    Landlord and Tenant desire to amend the Lease as provided herein.
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Storage Space. Landlord hereby grants to Tenant a revocable license (the “Storage License”) to use the storage space located on the second floor of the Building depicted on Exhibit A attached hereto (the “Storage Space”). Tenant’s use of the Storage Space shall be limited solely to the storage of Tenant’s belongings, and Landlord shall not be required to provide utility, HVAC or janitorial service to the Storage Space. Except as provided in this Amendment, Tenant’s use of the Storage Space shall be subject to the terms and conditions of the Lease as if the Storage Space were a part of the Premises.
2.    Antennae License. Landlord hereby grants to Tenant a revocable license (the “Antennae License”) (but only to the extent permitted by the City of Petaluma and all agencies and governmental authorities having jurisdiction thereof), at Tenant’s sole cost and expense, to install and operate two (2) antennas (“Antennas”) along with any necessary cables (“Cables”) on a portion of the roof of the Building to be designated by Landlord (“Roof Space”) (the Antennas and Cables are hereinafter collectively referred to as the “Antenna Equipment”) solely for Tenant’s internal, administrative purposes in the Project, and Tenant shall not use the Antenna Equipment for the provision of data transmission or telecommunications services to any third party or as a part of a telecommunications network that is used to provide data transmission or telecommunications services to any third party. Tenant shall not re-sell or lease the

Exhibit 10.09

communications capacity of the Antenna Equipment to any provider of data transmission or telecommunications services, nor shall Tenant co-locate any additional telecommunications facilities or capacity within the Roof Space. The precise location, size and configuration of the Antenna Equipment shall (a) be subject to Landlord’s prior written approval, not to be unreasonably withheld and (b) promote the safety, aesthetics and efficiency of the Antenna Equipment; provided, all of the Antenna Equipment and any maintenance or modifications thereto or placement thereof and all utilities used in connection therewith shall be at Tenant’s sole cost and expense, contained visually within a roof screen, installed and operated to Landlord’s reasonable specifications, and installed, maintained, operated and removed in accordance with the terms of the Lease, all applicable federal, state and local laws, regulations, ordinances, rules, orders, and requirements (collectively, “Laws”), any and all documents, easements, covenants, conditions and restrictions, and similar instruments, together with any and all amendments and supplements thereto made from time to time, each of which has been or hereafter is recorded in any official or public records with respect to the Building or any other portion of the Project (collectively, the “Recorded Matters”), and the prior rights of any other Tenant, Tenant or occupant in the Project. In no event shall Tenant puncture the roof membrane, impair the integrity of the roof system or invalidate any warranty related to the roof of the Building when installing, maintaining, repairing, modifying, operating or taking any other action with respect to the Antenna Equipment or Roof Space. Tenant shall, at its sole cost and expense, obtain all licenses and permits necessary to install and operate the Antenna Equipment within the Roof Space prior to performing any work related to the Antenna Equipment or Roof Space. Landlord shall cooperate reasonably with Tenant to modify the roof screen placement (subject to all applicable Laws, Recorded Matters and the prior rights of any other Tenant, Tenant or other occupant of the Project) if required for signal quality, reconfiguration due to the installation of any HVAC systems and other reasonable considerations; provided, the cost of all such modifications shall be the sole and exclusive responsibility of Tenant. All modifications to the Building, including the Roof Space, if any, shall be reasonably approved by Landlord in writing prior to commencement of any work or maintenance with respect to the Antenna Equipment. Tenant shall be solely responsible to pay for all utilities, including without limitation electricity, used in connection with the Antenna Equipment and Roof Space. The Antenna Equipment shall remain the property of Tenant and Tenant shall remove the Antenna Equipment upon the expiration or earlier termination of the Lease. Tenant shall restore the Roof Space and any other portion of the Building affected by the Antenna Equipment to its original condition upon the removal of the Antenna Equipment, excepting ordinary wear and tear. Tenant shall promptly repair any damage to the Building caused by Tenant or the use, operation, installation, repair, maintenance, alteration or removal of the Antenna Equipment. Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Roof Space or the Antenna Equipment. The Antenna Equipment shall comply with all-non-interference rules of the Federal Communications Commission. If applicable, Tenant shall provide to Landlord a copy of (x) the Federal Communications Commission (or other agency) grant which has awarded frequencies to Tenant and (y) a list of Tenant’s frequencies. Anything to the contrary contained herein notwithstanding, if, during the Term, as such Term may be extended, Landlord, in its reasonable judgment,

Exhibit 10.09

believes that the Antenna Equipment poses a human health or environmental hazard that cannot be remediated or has not been remediated within ten (10) days after Tenant has been notified thereof, then Tenant shall immediately cease all operation of the Antenna Equipment and Tenant shall remove all of the Antenna Equipment within thirty (30) days thereafter. To the best of Tenant’s knowledge, Tenant represents to Landlord that the Antenna Equipment shall not emit any electro-magnetic fields which pose a human health or environmental hazard. Tenant shall not use the Antenna Equipment, the Roof Space or any other portion of the Project in any way which interferes with the use of the Project by Landlord, or other Tenants or Tenants of Landlord or any other occupant of the Building or Project. Such interference shall be deemed a material breach by the Tenant under the Lease, and Tenant shall, within five (5) days of written notice from Landlord, be responsible for terminating said interference. In the event any such interference does not cease within five (5) days of Landlord’s written notice, Tenant acknowledges that continuing interference may cause irreparable injury and, Tenant shall immediately cease all operation of the Antenna Equipment and Tenant shall remove all of the Antenna Equipment within thirty (30) days thereafter. In addition, Tenant shall be responsible for insuring the Antenna Equipment and Landlord shall have no responsibility therefor. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord’s officers, directors, partners, employees, joint venturers, members, trustees, owners, shareholders, principals, agents, representatives successors and assigns (collectively, “Landlord’s Parties”) from any and all claims, demands, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ fees) any of such Landlord’s Parties may suffer or incur arising out of or related to the installation, use, operation, maintenance, modification, replacement and/or removal of the Antenna Equipment or any portion thereof.
3.    License Fees; Duration of Licenses. Tenant shall to pay to Landlord three hundred fifty dollars ($350.00) per month for the Antennae License and one thousand two hundred dollars ($1,200.00) per month for the Storage License. No additional fees shall apply, and Tenant’s Building Percentage Share shall not increase as a result of the Antennae License or the Storage License. Either party may terminate the Antennae License or the Storage License upon fifteen (15) days prior written notice to the other party.
4.    Condition of Roof Space and Storage Space. Tenant accepts the Roof Space and the Storage Space in their current “AS-IS” and “WITH ALL FAULTS” condition. Except with respect to any representations or warranties that may be expressly set forth herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, with respect to the Roof Space or the Storage Space, including, without limitation, the suitability or fitness of the same for the conduct of Tenant’s activities or for any other purpose.
5.    Entire Agreement. This Amendment represents the entire understanding between Landlord and Tenant concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease, the Premises, the Roof Space or the Storage Space not set forth in writing and signed by the parties hereto. No

Exhibit 10.09

party hereto has relied upon any representation, warranty or understanding not set forth herein, either oral or written, as an inducement to enter into this Amendment.
6.    Continuing Obligations. Except as expressly set forth to the contrary in this Amendment, the Lease remains unmodified and in full force and effect. To the extent of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.09

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

“LANDLORD”			“TENANT”

SEQUOIA CENTER LLC,			ENPHASE ENERGY, INC.,

a California limited liability company			a Delaware corporation

By:	G&W Ventures, LLC,		By:	/s/ Paul Nahi
	a California limited liability company,			Name: Paul Nahi
	its Manager			Its: President/CEO

	By:	/s/ Matthew T. White
Matthew T. White, Manager

EXHIBIT A
DEPICTION OF STORAGE SPACE